Exhibit 10.3

FOURTH AMENDMENT AGREEMENT

This Fourth Amendment Agreement (this “Fourth Amendment Agreement”) is entered into as of March 17, 2009, by and between WILLIAM LYON HOMES, INC., a California corporation (“Borrower”), and COMERICA BANK (“Lender”). This Fourth Amendment Agreement is made with reference to the following facts:

RECITALS

A. Lender has made a revolving line of credit available to Borrower in the initial maximum outstanding principal amount of $50,000,000 (the “Loan”), pursuant to the terms of that certain Revolving Line of Credit Loan Agreement (Borrowing Base Loan) dated as of March 8, 2006 (as amended by the First Amendment Agreement, Second Amendment Agreement and Third Amendment Agreement described below and by this Fourth Amendment Agreement, the “Loan Agreement”). Capitalized terms used in this Fourth Amendment Agreement and not defined shall have the meanings assigned to such terms in the Loan Agreement.

B. Pursuant to that certain Amendment Agreement dated as of February 28, 2008, by and between Borrower and Lender (the “First Amendment Agreement”), among other things (i) the maximum Commitment Amount was reduced to $35,000,000, (ii) certain adjustments were made to the Borrowing Base, and (iii) the Initial Line Maturity Date was extended by twelve (12) months to and until April 3, 2009.

C. The Loan Agreement was further modified pursuant to that certain Second Amendment Agreement dated as of September 2, 2008, by and between Borrower and Lender (the “Second Amendment Agreement”) to make certain additional changes to the Borrowing Base.

D. Pursuant to that certain Third Amendment Agreement dated as of December 22, 2008, by and between Borrower and Lender (the “Third Amendment Agreement”), among other things (i) the parties reduced the Commitment Amount to $30,000,000 and agreed to make further quarterly reductions in the Commitment Amount, (ii) certain additional adjustments were made to the Borrowing Base, and (iii) certain financial covenants were revised.

E. Subject to the terms and conditions contained in this Fourth Amendment Agreement, Borrower and Lender have agreed to further modify the Loan Agreement as set forth herein.

F. As used in this Fourth Amendment Agreement, the term “Loan Documents” means the Loan Agreement, the Amended and Restated Note, the Deeds of Trust, the other Security Documents, the Environmental Indemnity, the Guaranty, and the other “Loan Documents” described in the Loan Agreement. This Fourth Amendment Agreement shall also constitute a Loan Document.

AGREEMENT

NOW, THEREFORE, with reference to the foregoing Recitals and information, and in consideration of the mutual covenants and agreements contained in this Fourth Amendment Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

1. Recitals: Representations and Warranties. The above statement of facts set forth in the Recitals is true and correct, and the Recitals are hereby incorporated herein as an agreement of Borrower and Lender. Borrower hereby represents and warrants to Lender that (a) no Event of Default or Unmatured Event of Default has occurred or exists, and (b) all representations and warranties of Borrower contained in the Loan Agreement or in any of the other Loan Documents are true and correct as of the date hereof.

2. Amendments to Loan Agreement. Borrower and Lender hereby amend the Loan Agreement as follows:

2.1 The definition of “Commitment Amount” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

‘“Commitment Amount’ means (a) through March 30, 2009, the sum of Thirty Million Dollars ($30,000,000.00), (b) from March 31, 2009, through December 30, 2009, the sum of Fifteen Million Dollars ($15,000,000.00), and (c) from and after December 31,2009, the sum of Fourteen Million Dollars ($14,000,000.00).”

3. Lender’s Waiver of Set-off Rights. Notwithstanding any provision of any Loan Document or applicable law to the contrary, in no event shall Lender, whether with or without demand or notice to Borrower, exercise any right to set-off and apply deposits (whether certificates of deposit, demand, general, savings, special, time, or other, and whether provisional or final) held by Lender for Borrower or any other liabilities or other obligations of Lender to Borrower against or to the Obligations. By its signature below, Lender hereby waives any right it may have to set-off and apply such deposits or other liabilities against or to the Obligations.

4. Security Documents. Each Deed of Trust, and all other Security Documents, shall secure, in addition to all other indebtedness and obligations secured thereby, the payment and performance of all present and future indebtedness and obligations of Borrower under (a) this Fourth Amendment Agreement, (b) the Amended and Restated Note, (c) any and all amendments, modifications, renewals and/or extensions of the Loan Agreement, regardless of whether any such amendment, modification, renewal or extension is evidenced by a new or additional instrument, document or agreement, and (d) all other Loan Documents (other than the Guaranty and the Environmental Indemnity, the obligations under which are not secured by the Deeds of Trust).

5. Definitions. Except as provided in this Fourth Amendment Agreement, all references in the Loan Agreement and in the other Loan Documents (a) to the Loan Agreement shall mean the Loan Agreement as amended by this Fourth Amendment Agreement, and (b) to the Loan Documents shall mean the Loan Documents as such term is defined in this Fourth Amendment Agreement.

6. Conditions Precedent. Lender’s obligation to modify the terms of the Loan Agreement as set forth herein is subject to the satisfaction of all of the following conditions precedent (any of which may be waived by Lender in its sole discretion);

6.1 Lender shall have received a fully executed original of this Fourth Amendment Agreement (including an original of the executed Guarantor’s Consent attached hereto).

6.2 No change shall have occurred in the financial condition of Borrower, Guarantor or any Project, which would have, in Lender’s sole judgment, a material adverse effect on such Project or on Borrower’s or Guarantor’s ability to repay the Loan or otherwise perform their respective obligations under the Loan Documents as of the date hereof.

6.3 No condemnation or adverse zoning or usage change proceeding shall have occurred or shall have been threatened against any Project; no Project shall have suffered any significant damage by fire or other casualty which has not been repaired; no law, regulation, ordinance, moratorium, injunctive proceeding, restriction, litigation, action, citation or similar proceeding or matter shall have been enacted, adopted, or threatened by any governmental authority, which would have, in Lender’s judgment, a material adverse effect on Borrower or any Project as of the date hereof.

6.4 The representations and warranties contained in the Loan Agreement and in all other Loan Documents shall remain true and correct as of the date hereof.

6.5 No Event of Default or Unmatured Event of Default shall have occurred and be continuing.

6.6 Borrower shall have reimbursed Lender for all costs and expenses incurred by Lender in connection with the transaction contemplated by this Fourth Amendment Agreement, including all attorneys’ fees and costs.

7. Non-Impairment. Except as expressly provided herein, nothing in this Fourth Amendment Agreement shall alter or affect any provision, condition or covenant contained in the Loan Agreement or the other Loan Documents or affect or impair any rights, powers or remedies thereunder, and the parties hereto intend that the provisions of the Loan Agreement and the other Loan Documents shall continue in full force and effect except as expressly modified hereby.

8. Miscellaneous. This Fourth Amendment Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America. The headings used in this Fourth Amendment Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Fourth Amendment Agreement. If any provision of this Fourth Amendment Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed herefrom and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable provision had never been a part hereof. As used in this Fourth Amendment Agreement, the term “include(s)” shall mean “include(s), without limitation,” and the term “including” shall mean “including, but not limited to.”

9. Integration; Interpretation. The Loan Documents, including this Fourth Amendment Agreement, contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein, and supersede all prior negotiations. No reference to this Fourth Amendment Agreement is necessary in any instrument or document at any time referring to a Loan Document. Any reference to a Loan Document (including in any other Loan Document) shall be deemed a reference to such document as amended hereby.

10. Counterparts. This Fourth Amendment Agreement may by executed in any number of counterparts, all of which shall be considered one and the same instrument. The original, executed signature pages of exact copies of this Fourth Amendment Agreement may be attached to one of such copies to form one document.

IN WITNESS WHEREOF, Borrower and Lender have executed this Fourth Amendment Agreement as of the day and year first set forth above.

BORROWER:

WILLIAM LYON HOMES, INC., a California corporation

By:	/s/ Michael D. Grubbs
Name:	Michael D. Grubbs
Title:	Senior Vice President

By:	/s/ Richard S. Robinson
Name:	Richard S. Robinson
Title:	Senior Vice President

LENDER:

COMERICA BANK

By:	/s/ David Plattner
Name:	David Plattner
Title:	Vice President—Western Market

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GUARANTOR’S CONSENT

WILLIAM LYON HOMES, a Delaware corporation (“Guarantor”), hereby consents to the terms, conditions and provisions of the foregoing Fourth Amendment Agreement (“Fourth Amendment Agreement”) and the transactions contemplated by the Fourth Amendment Agreement. Guarantor hereby reaffirms the full force and effectiveness of its Guaranty dated as of March 8, 2006 (the “Guaranty”), in light of the Fourth Amendment Agreement, including without limitation all waivers, authorizations and agreements set forth therein. Guarantor hereby confirms and agrees that all references in the Guaranty to the Loan Agreement shall hereafter be deemed references to the Loan Agreement as amended by the Fourth Amendment Agreement. In addition, Guarantor acknowledges that its obligations under the Guaranty are separate and distinct from those of Borrower on the Loan.

Dated as of March 17, 2009.

GUARANTOR:

WILLIAM LYON HOMES, a Delaware corporation

By:	/s/ Michael D. Grubbs
Name:	Michael D. Grubbs
Title:	Senior Vice President

By:	/s/ Richard S. Robinson
Name:	Richard S. Robinson
Title:	Senior Vice President

CONSENT